EXHIBIT 10.3

DEMAND PROMISSORY NOTE

$225,809.49	Due: June 15, 2004

For value received, the undersigned, Lee Pharmaceuticals (the “Borrower”), hereby acknowledges itself indebted to Henry L. Lee, Jr. (the “Lender”) and promises to pay on demand to or to the order of the Lender, at South El Monte, California, or as otherwise directed in writing by the Lender, the principal sum of $225,809.49 with interest thereon at the rate of 12% per annum, compounded monthly, based on a 365-day year, actual day month.

The Lender may assign all of his right, title and interest in, to and under this demand promissory note.  All payments required to be made hereunder shall be made by the Borrower without any right of set off or counterclaim.

The Demand Promissory Note shall be governed by and interpreted in accordance with the laws of the State of California.  This note is unsecured.

JUNE 15, 2004	RONALD G. LEE
Lee Pharmaceuticals by Ronald G. Lee
President

JUNE 15, 2004	MICHAEL L. AGRESTI
Lee Pharmaceuticals by Michael L. Agresti
Vice President - Finance